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                                                                     Exhibit 4.3


                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MPHASE TECHNOLOGIES, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL, WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.


                          COMMON STOCK PURCHASE WARRANT


                            Expires January 11, 2007


No.:                     Number of Shares:

Date of Issuance:        January 11, 2002


Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by mPhase Technologies, Inc., a New Jersey corporation (the "Company"), NAME or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on January 11, 2007 (the "Expiration Date"), NUMBER OF SHARES (#) fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, stated value $.01 per share (the "Common Stock"), at an exercise price (the "Exercise Price") per share equal to $.30. The Exercise Price and number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.


Exercise of Warrants. Except as provided in Section 4 below, exercise of the purchase rights represented by this Warrant may be made at any time or times, before the 5:00 P.M. New York City time on the Expiration Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of an amount of consideration therefor payable by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares purchased. This Warrant may be exercised in whole or in part and such exercise shall be accompanied by written notice from the Holder of this Warrant showing the number of Warrant Shares with respect to which rights are being surrendered thereunder (the "Surrendered Shares") and the net number of shares of Common Stock to be issued after giving effect to such surrender. The Company shall cancel this Warrant with respect to any Surrendered Shares. In the event of an exercise of this Warrant in accordance with this Section 2, the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased.


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Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved a sufficient number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

         In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.

         An adjustment made pursuant to this Section 7 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.


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Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

Transfer to Comply with the Securities Act; Registration Rights.

This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Shares issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Company maintained for such purposes, or with respect to the Company, addressed to:


                              mPhase Technologies, Inc.
                              587 Connecticut Avenue
                              Norwalk, Connecticut 06854
                              Attn:  General Counsel

                              with copies to:

                              Piper Marbury Rudnick & Wolfe LLP
                              1251 Avenue of the Americas
                              New York, New York 10020
                              Attn: Kenneth Willig, Esq.


or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other party hereto by notice given in accordance with this Section. Copies of notices to the Company shall be sent to

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Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



                    [signature page follows on the next page]


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         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of
January 11, 2002.




                                      mPHASE TECHNOLOGIES, INC.




                                      By:
                                          --------------------------------------
                                          Name:  Martin Smiley
                                          Title: Executive Vice President,
                                          General Counsel and Chief Financial
                                          Officer

NOTICE OF EXERCISE OF WARRANT


         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant certificate dated as of January 11, 2002, to purchase __________ shares of the Common Stock, stated value $0.01 per share, of
_________________ and tenders herewith payment.

         By certified check, cashier's check or wire transfer of $_____________.

         Number of Warrant Shares Surrendered for Cancellation:_________________

         Number of Warrant Shares to be Issued:_________________________________

         In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                           -------------------------------
                           (Name)



                           -------------------------------
                           (Address)
                           -------------------------------




By:
     -------------------------------
     Name:

Dated:
      -------------------------------